Exhibit 4.3

UPLAND SOFTWARE, INC.

AMENDED AND RESTATED VOTING AGREEMENT

December 20, 2013

UPLAND SOFTWARE, INC.

AMENDED AND RESTATED VOTING AGREEMENT

This Amended and Restated Voting Agreement (this “Agreement”) is made as of December 20, 2013 by and among Upland Software, Inc. (f/k/a Silverback Enterprise Group, Inc.), a Delaware corporation (the “Company”), the persons and entities listed on Exhibit A (each an “Investor,” and collectively the “Investors”), and the persons listed on Exhibit B (each a “Founder,” and collectively the “Founders”). The Founders and the Investors are referred to herein collectively as the “Voting Parties.”

RECITALS

This Agreement amends and restates in its entirety the Amended and Restated Voting Agreement dated November 7, 2013 (the “Prior Agreement”) among the Company, the Founders and certain of the Investors (the “Prior Investors”).

The Company proposes to sell shares of its Series C Preferred Stock (“Series C Preferred Stock” and together with the Company’s Series A Preferred, Series B Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock, “Preferred Stock”) to certain of the Investors (the “Purchasers”) pursuant to the Series C Preferred Stock Purchase Agreement of even date herewith (as may be amended from time to time, the “Purchase Agreement”).

Pursuant to Section 6.11 of the Prior Agreement, the Prior Agreement may be amended, waived, discharged or terminated by the written agreement of (i) the Company, (ii) Founders holding a majority of the common stock (determined on an as-converted basis) held by all Founders and (iii) Prior Investors holding a majority of the common stock (determined on an as-converted basis) held by all Prior Investors (together with the Founders in clause (ii) above, the “Requisite Stockholders”).

The undersigned Founders and Investors constitute the Requisite Stockholders, and such Requisite Stockholders desire to amend and restate the Prior Agreement as set forth below so that the rights and obligations with respect to the subject matter herein of the Company, the Investors and the Founders shall, upon the effectiveness of this Agreement, be consolidated and restated herein.

The execution and delivery of this Agreement by the Company, the Purchasers and the Requisite Stockholders is a condition to the closing of the issuance, sale and purchase of the Series C Preferred Stock pursuant to the Purchase Agreement.

The Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”) provides that the holders of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, shall be entitled to elect one director (the “Preferred Director”) and the holders of the Company’s common stock shall be entitled to elect one director (the “Common Director”) and, subject to the occurrence of certain events, the holders of Series C Preferred Stock shall be entitled to elect one director (the “Series C Preferred Director”), and any additional directors shall be elected by the mutual agreement of the other directors (the “Additional Directors”).

The parties therefore agree as follows:

SECTION 1

VOTING

1.1 General. During the term of this Agreement, the Voting Parties each agree to vote all shares of the Company’s voting securities now or hereafter owned by them, whether beneficially or otherwise, or as to which they have voting power (the “Shares”) in accordance with the provisions of this Agreement.

SECTION 2

ELECTION OF DIRECTORS

2.1 Voting. During the term of this Agreement, each Voting Party agrees to vote all Shares in such manner as may be necessary to (i) ensure that the size of the Company’s board of directors shall be set and remain at three (3) directors, and (ii) elect (and maintain in office) as members of the Company’s board of directors the following individuals, subject to Section 2.2:

(a) One Existing Preferred Designee (as defined below) as the “Existing Preferred Director”;

(b) One Common Designee (as defined below) as the Common Director;

(c) Upon the occurrence of a Series C Director Triggering Event (as defined below), one Series C Preferred Designee (as defined below) as the Series C Preferred Director; and

(d) Prior to a Series C Director Triggering Event, one Mutual Designee (as defined below) as the “Mutual Director.”

2.2 Designation of Directors. The designees to the Company’s board of directors described above (each a “Designee”) shall be selected as follows:

(a) The “Existing Preferred Designee” shall be chosen by Austin Ventures IX, or its affiliates (“Austin Ventures”), so long as Austin Ventures holds at least 5,750,000 shares of Preferred Stock (or Common Stock of the Company issued upon conversion of such shares of Preferred Stock) (the “AV Requisite Threshold”).

(b) The “Common Designee” shall be chosen by Founders holding a majority of the common stock (determined on an as-converted basis) held by all Founders; provided, however, that the Common Designee shall be the Company’s Chief Executive Officer. Such approval shall take the form of a notice signed by Founders holding the requisite voting interest; provided, however, that if no such notice has been delivered to the Secretary of the Company within ten days prior to any regular or special meeting of stockholders or five days after receiving an Action by Written Consent, the Secretary of the Company shall deliver a ballot to each Founder. Such ballot shall contain the nominee or nominees of any Founder, the names of which were delivered to the Secretary prior to the mailing of the ballot, and shall contain instructions that each Founder is to complete and return such ballot to the Secretary of the Company within five days of the effective date of such notice.

(c) The “Series C Preferred Designee” shall only be chosen by the holders of Series C Preferred Stock, voting as a separate class, following the earlier to occur of (x) immediately prior to the initial filing under the Securities Act of a registration statement contemplating the offer and sale of the Company’s Common Stock, (y) immediately prior to the Company becoming a publicly traded corporation, whether by a reverse triangular merger or otherwise, or (z) the first anniversary of the initial sale of shares of Series C Preferred Stock (“Series C Director Triggering Event”). Notwithstanding the foregoing, if Activant Capital Group or its affiliates (“Activant”) purchases at least $4,000,000 of the Series C Preferred Stock (excluding the conversion of any indebtedness) and continue to hold at least 975,610 shares of Series C Preferred Stock (or common stock of the Company issued upon conversion of such shares of Series C Preferred Stock) (the “Activant Requisite Threshold”), the Series C Preferred Designee shall be chosen by Activant.

(d) The “Mutual Designee” shall be approved by the Existing Preferred Director and the Common Director.

2.3 Current Designees. For the purpose of this Agreement, the directors of the Company shall be deemed to include the following Designees:

(a) The Existing Preferred Designee shall initially be John Thornton.

(b) The Common Designee shall initially be John T. McDonald.

(c) The Series C Preferred Designee shall initially be vacant.

(d) The Mutual Designee shall initially be Steve Sarracino.

2.4 Vacancy; Removal. In the case of a vacancy in the office of a director elected pursuant to Section 2.1, any such vacancy shall be filled as set forth in this Section 2.4. Further, any Designee may be removed during his or her term of office, with or without cause, as set forth in this Section 2.4.

(a) Existing Preferred Director. In the case of a vacancy of a director elected pursuant to Section 2.1(a), so long as Austin Ventures holds the AV Requisite Threshold, Austin Ventures shall choose a successor to the Existing Preferred Designee, and each Voting Party shall vote all Shares held by such Voting Party to elect the new Existing Preferred Designee pursuant to Section 2.1(a). So long as Austin Ventures holds the AV Requisite Threshold, any director who shall have been elected pursuant to Section 2.1(a) may be removed during such director’s term of office, whether with or without cause, only upon written direction by Austin Ventures to the Voting Parties to remove such director, following which each Voting Party agrees to vote all Shares then held by such Voting Party in favor of such removal. In the event Austin Ventures no longer holds the AV Requisite Threshold, the holders of a majority of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding, voting together as a single class, may elect to remove the Existing Preferred Director from office, whether with or without cause, by written direction to the Voting Parties, following which each Voting Party agrees to vote all Shares then held by such Voting Party in favor of such removal. In the event Austin Ventures no longer holds the AV Requisite Threshold and there is a vacancy in the office of a director elected pursuant to Section 2.1(a), the holders of a majority of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding, voting together as a single class, may choose a new Existing Preferred Designee, and each Voting Party shall vote all Shares held by such Voting Party to elect the new Existing Preferred Designee pursuant to Section 2.1(a).

(b) Common Director.

(i) In the event that the Common Director is no longer the Company’s Chief Executive Officer, a majority of the other members of the board of directors, excluding the Common Director, may demand that the Common Director resign from the board of directors (a “Demand Resignation”). In the event the Common Director does not resign within five (5) days of a Resignation Demand, the Voting Parties shall immediately call a meeting or act by written consent and shall vote all Shares then held by them in favor of the immediate removal of the Common Director from the board of directors, which removal shall occur no later than fifteen (15) days after such Resignation Demand.

(ii) Subject to Section 2.2(b), in the event of the resignation, death, removal or disqualification of the Common Director, each Voting Party shall vote all Shares then held by it in favor of the then-current Chief Executive Officer to be the new Common Director.

(c) Series C Preferred Director. In the case of a vacancy of a director elected pursuant to Section 2.1(c) following a Series C Director Triggering Event, and so long as Activant holds the Activant Requisite Threshold, Activant shall choose a successor to the Series C Preferred Designee, and each Voting Party shall vote all Shares held by such Voting Party to elect the new Series C Preferred Designee pursuant to Section 2.1(c). Following a Series C Director Triggering Event, so long as Activant holds the Activant Requisite Threshold, any director who shall have been elected pursuant to Section 2.1(c) may be removed during such director’s term of office, whether with or without cause, only upon written direction by Activant to the Voting Parties to remove such director, following which each Voting Party agrees to vote all Shares then held by such Voting Party in favor of such removal. In the event Activant no longer holds the Activant Requisite Threshold after a Series C Director Triggering Event, the holders of a majority of the Series C Preferred Stock then outstanding, voting together as a single class, may elect to remove the Series C Preferred Director from office, whether with or without cause, by written direction to the Voting Parties, following which each Voting Party agrees to vote all Shares then held by such Voting Party in favor of such removal. In the event Activant no longer holds the Activant Requisite Threshold after a Series C Director Triggering Event and there is a vacancy in the office of a director elected pursuant to Section 2.1(c), the holders of a majority of the Series C Preferred Stock then outstanding, voting together as a single class, may choose a new Series C Preferred Designee, and each Voting Party shall vote all Shares held by such Voting Party to elect the new Series C Preferred Designee pursuant to Section 2.1(c).

(d) Mutual Director. Any vacancy in the seat reserved for the Mutual Director, and any removal of the Mutual Director, shall be governed by Article V Section 5(c) of the Restated Certificate.

2.5 Observer Rights. Activant shall be allowed to appoint a designee (the “Observer”) to act as a non-voting observer at meetings of the Company’s board of directors and any committees thereof; provided, however, if a Series C Director Triggering Event has occurred, or Steve Sarracino is serving as a member of the Company’s board of directors, then any designee and such designee’s participation in any meeting of the Company’s board of directors and any committees thereof, in each case, shall be subject to the prior approval of the Common Designee (which approval shall not be unreasonably withheld, conditined or delayed). The Company will provide the Observer notice of all meetings of the Company’s board of directors and board committees at the time notice is given to the directors and will provide copies of any written material distributed to the directors; provided that the Company reserves the right to exclude the Observer from access to any of such materials or meetings or portions thereof if (a) the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, (b) the Company believes that such exclusion is reasonably necessary to protect the Company’s trade secrets, (c) the Observer or one of its affiliates has a direct interest in the subject matter that is adverse to that of the Company, or (d) if a Series C Director Triggering Event has occurred, or Steve Sarracino is serving as a member of the Company’s board of directors, such participation or access has not been approved in advance by the Common Designee (which approval shall not be unreasonably withheld, conditined or delayed). The Company will provide the Observer with copies of any minutes of the meetings of the Board, its committees or sub-committees at the same time such minutes are made available to the Board or the committee or sub-committee members; provided, however, the Company shall not be obligated to provide such minutes to the extent that it is necessary (i) upon the advice of counsel, to protect the attorney-client privilege between the Company and its counsel; (ii) in order to discharge the fiduciary duties of the Company’s board of directors (or any committees or sub-committees thereof); (iii) to protect the Company’s trade secrets; (iv) and in the best interests of the Company, where the Observer or one of its affiliates has a direct interest in the subject matter that is adverse to that of the Company; or (v) if the Observor is excluded from such meeting pursuant to item (d) above. Activant agrees, and any representative of Activant will agree, that all information provided to it or learned by it in connection with its rights under this Section 2.5 shall be held in confidence and trust and shall not disclose any such confidential information; provided, however, it being understood and agreed that notwithstanding the foregoing, the Observer shall be permitted to disclose such information to Activant and their respective employees on an as-needed basis solely for the purpose of managing Activant’s investment in the Company.

2.6 No Liability for Election of Recommended Director. None of the parties and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the board of directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

SECTION 3

TERMINATION

3.1 Termination. This Agreement shall terminate upon the earlier of (i) the conversion of all outstanding shares of the Company’s Preferred Stock into common stock; (ii) a Change of Control Transaction; or (iii) the agreement of a majority-in-interest of the Founders and a majority-in-interest of the Investors, acting separately. “Change of Control Transaction” means either (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) that results in the voting securities of the Company outstanding immediately prior thereto failing to represent immediately after such transaction or series of transactions (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) a majority of the total voting power represented by the outstanding voting securities of the Company, such surviving entity or the entity that controls such surviving entity; or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

SECTION 4

ADDITIONAL SHARES

4.1 Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities (other than pursuant to a Change of Control Transaction) are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

SECTION 5

RESTRICTIVE LEGEND

5.1 Restrictive Legend. Each certificate representing any of the Shares subject to this Agreement shall be marked by the Company with a legend reading substantially as follows:

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

SECTION 6

MISCELLANEOUS

6.1 Certain Definitions. Shares “held” by a Voting Party shall mean any Shares directly or indirectly owned (of record or beneficially) by such Voting Party or as to which such Voting Party has voting power. “Vote” shall include any exercise of voting rights whether at an annual or special meeting or by written consent or in any other manner permitted by applicable law. A “majority-in-interest” of either the Founders or the Investors shall mean the holders of a majority of the common stock (determined on an as-converted basis) then held by such group.

6.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to a Voting Party) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to a Voting Party, to the Voting Party’s address, facsimile number or electronic mail address as shown in the exhibits to this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof, or, until any such Voting Party so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of the relevant Shares for which the Company has contact information in its records; or

(b) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 401 Congress Ave., Suite 2950, Austin, Texas 78701, or at such other current address as the Company shall have furnished to the Voting Parties, with a copy (which shall not constitute notice) to Brian K. Beard, Wilson Sonsini Goodrich & Rosati, P.C. 900 South Capital of Texas Highway, Las Cimas IV, Fifth Floor, Austin, Texas 78746-5546.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Voting Party consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth in the exhibits to this Agreement (or to any other facsimile number for the Voting Party in the Company’s records), (ii) electronic mail to the electronic mail address set forth in the exhibits to this Agreement (or to any other electronic mail address for the Voting Party in the Company’s records if provided by such Voting Party), (iii) posting on an electronic network together with separate notice, in accordance with subsection (i) or (ii), to the Voting Party of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Voting Party. This consent may be revoked by a Voting Party by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

6.3 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

6.4 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

6.6 Further Assurances. Each party agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

6.7 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

6.8 No Grant of Proxy. This Agreement does not grant any proxy and should not be interpreted as doing so. Nevertheless, should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

6.9 Not a Voting Trust. This Agreement is not a voting trust governed by Section 218 of the Delaware General Corporation Law and should not be interpreted as such.

6.10 Specific Performance. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

6.11 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, (ii) Founders holding a majority of the common stock (determined on an as-converted basis) held by all Founders and (iii) Investors holding a majority of the common stock (determined on an as-converted basis) held by all Investors. Notwithstanding the foregoing:

(a) This Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor or Founder without the written consent of such Investor or Founder unless such amendment, termination, or waiver applies to all Investors or Founders, as the case may be, in the same fashion.

(b) Exhibit A hereto may be amended from time to time with no further action on the part of the parties hereto to add subsequent holders of Shares or transferees or assignees permitted herein (each a “New Party”), provided that such New Party shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Schedule 1. Upon the execution and delivery of an Adoption Agreement by a New Party, such New Party shall be deemed to be a party hereto as if such New Party’s signature appeared on the signature pages hereto.

(c) Section 2.1(c) of this Agreement shall not be amended or waived without the written consent of the holders of a majority of the then outstanding Series C Preferred Stock. Section 2.2(c) or Section 2.4(c) of this Agreement shall not be amended or waived without the written consent of (i) the holders of a majority of the then outstanding Series C Preferred Stock, and (ii) Activant, so long as Activant Requisite Threshold is satisfied. Section 2.5 of this Agreement shall not be amended or waived without the written consent of Activant.

The Company shall give prompt written notice of any amendment, termination, or waiver hereunder to any party that did not consent in writing thereto. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Voting Party that has entered into this voting agreement. Each Voting Party acknowledges that, except as otherwise set forth herein, by the operation of this paragraph, the holders of a majority of the common stock (determined on an as-converted basis) held by all Founders and the holders of a majority of the common stock (determined on an as-converted basis) held by all Investors will have the right and power to diminish or eliminate all rights of such Voting Party under this Agreement.

6.12 No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

6.13 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

6.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

6.15 Aggregation of Stock. All securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons to the Voting Parties shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

6.16 Prior Agreement. Effective upon execution of this Agreement by the Company and the other parties hereto, the parties hereto completely and irrevocably waive any and all application of the Prior Agreement and acknowledge that the Prior Agreement is hereby amended and restated to read in its entirety as set forth in this Agreement.

(Signature pages to follow.)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

UPLAND SOFTWARE, INC.
a Delaware corporation

By:	/s/ JOHN T. MCDONALD
John T. McDonald,
Chief Executive Officer

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

MLPF&S AS CUST. FBO JOHN MCDONALD IRRA

By:	/s/ JOHN T. MCDONALD
Name:	John T. McDonald
Title:	Authorized Signatory

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ JOHN T. MCDONALD
John T. McDonald

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

ACTIVANT INVESTMENT II, LLC

By:	/s/ STEVE SARRACINO
Name:	Steve Sarracino
Title:	Manager

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

ACTIVANT HOLDINGS I, LP

By: Activant Capital Group, LLC
Its: General Partner

By:	/s/ STEVE SARRACINO
Name:	Steve Sarracino
Title:	Manager

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

ACTIVANT HOLDINGS II, LP

By: Activant Capital Group, LLC
Its: General Partner

By:	/s/ STEVE SARRACINO
Name:	Steve Sarracino
Title:	Manager

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

ALTITUDE INVESTMENTS FUND I, L.P.

By: Altitude Investments LLC
Its: General Partner

By:	/s/ BRAD SEIDEL
Name:	Brad Seidel
Title:	President

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

AUSTIN VENTURES IX, L.P.

By: AV Partners IX, L.P., its General Partner
By: AV Partners IX, LLC, its General Partner

By:	/s/ JOHN THORNTON
Name:	John Thornton
Title:	Member

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

AUSTIN VENTURES X, L.P.

By: AV Partners X, L.P., its General Partner
By: AV Partners X, LLC, its General Partner

By:	/s/ JOHN THORNTON
Name:	John Thornton
Title:	Member

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ CLAYTON CHRISTOPHER
Clayton Christopher

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

COVENANT PE I, L.P.

By: Atlas Capital Management, L.P.
Its: General partner

By: RHA, Inc.
Its: General partner

By:	/s/ ROBERT H. ALPERT
Name:	Robert H. Alpert
Title:	President

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

COZMO INVESTMENTS, LTD.

By: High 4 Family, LLC
Its: General partner

By:	/s/ WALTER C. REYNOLDS
Name:	Walter C. Reynolds
Title:	Manager

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

ESW CAPITAL LLC

By:	/s/ ANDREW S. PRICE
Name:	Andrew S. Price
Title:	CFO

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

GLOBAL UNDERVALUED SECURITIES MASTER FUND, L.P.

By:	/s/ JAMES K. PHILLIPS
Name:	James K. Phillips
Title:	Chief Financial Officer

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ ROBERT HERSCH
Robert Hersch

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ JERALD PETERSON
Jerald Peterson

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ JOSEPH P. PETERSON
Joseph P. Peterson

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ JOE ROSS
Joe Ross

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ KEVIN SINGERMAN
Kevin Singerman

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

MARGUERITE C. KLEINHEINZ TRUST

By:	/s/ JOHN B. KLEINHEINZ
John B. Kleinheinz,
Trustee

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

JOHN BURKE KLEINHEINZ JR. TRUST

By:	/s/ JOHN B. KLEINHEINZ
John B. Kleinheinz,
Trustee

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

WILLIAM HARRISON KLEINHEINZ TRUST

By:	/s/ JOHN B. KLEINHEINZ
John B. Kleinheinz,
Trustee

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ LEO PETERSON
Leo Peterson

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ MARK SINGERMAN
Mark Singerman

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ JAMES PALLOTTA
James Pallotta

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ BYRON DAVID PEARSON
Byron David Pearson

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

RARA4 INVESTMENTS, LTD.

By: Tame Coyote Management, LLC
Its: General partner

By:	/s/ DONALD C. REYNOLDS
Name:	Donald C. Reynolds
Title:	Manager

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

THE MICHAEL M REYNOLDS TESTAMENTARY TRUST

By:	/s/ MIKE REYNOLDS
Name:	Mike Reynolds
Title:	Trustee

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

RICHARD H. HEIN TRUST DATED JUNE 12, 1995

By:	/s/ RICHARD H. HEIN
Name:	Richard H. Hein
Title:	Trustee

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ GEORGE WOODIWISS
George Woodiwiss

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ TIMOTHY MAY
Timothy May

(Signature page to the Amended and Restated Voting Agreement)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

FOUNDER

/s/ JOHN T. MCDONALD
John T. McDonald

(Signature page to the Amended and Restated Voting Agreement)

Exhibit A - INVESTORS

Austin Ventures X, L.P. [***]	SHV Partners III, LLC [***]

Austin Ventures IX, L.P. [***]	ESW Capital LLC [***]	RARA4 Investments, Ltd. [***]

Activant Investment II, LLC [***]	Activant Holdings I, LP [***]	Activant Holdings II, LP [***]

Joe Ross [***]	Clayton Christopher [***]	Cozmo Investments, Ltd. [***]

John T. McDonald [***]	Michael Beaudoin [***]	Jerald Lawrence Peterson [***]

Covenant PE I, L.P. [***]	James Pallotta [***]	Joseph P. Peterson [***]

WS Investment Company, LLC (2010A) [***]	John and Tamra Gorman [***]	Tamra I. Gorman Exempt Trust/Tamra I. Gorman, Trustee [***]

Rodney Rice [***]	Richard H. Hein Trust dated June 12, 1995 [***]	Richard Schottenfeld [***]

Marguerite C. Kleinheinz Trust [***]	John Burke Kleinheinz Jr. Trust [***]	William Harrison Kleinheinz Trust [***]

MLPF&S as Cust. FBO John McDonald IRRA [***]	Joseph Larscheid [***]	Cheryl Larscheid [***]

Rex and Vicki Lamb [***]	Mark Creglow [***]	Dan Yount [***]

Sean Nathaniel [***]	Altitude Investments Fund I, L.P. [***]	Global Undervalued Securities Master Fund, L.P. [***]

Alan Maltz [***]	Timothy May [***]	Byron David Pearson [***]

The Michael M Reynolds Testamentary Trust [***]	George Woodiwiss [***]	Robert Hersch [***]

Kevin Singerman [***]	Mark Singerman [***]	Leo Peterson [***]

Maltz Enterprises L.P. [***]	Estrella Solamente, LLC [***]	Lindy Smith [***]

Cindy Willingham [***]

Exhibit B—FOUNDERS

John T. McDonald

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Christopher Ney

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